PEOPLE

PROCESS

125%
56
67%
945.3454
241
86%
05
5.9223
75%
0 20 40 60 80 100 120 140

PLATFORM

NATIONAL STORAGE
AFFILIATES

PEOPLE. PROCESS. PLATFORM.

DRIVING GROWTH

FIRST QUARTER 2023 EARNINGS RELEASE
& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By MSA

19	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

20	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

21	Schedule 9 - Selected Financial Information

22	Glossary

May 1, 2023
National Storage Affiliates Trust Reports First Quarter 2023 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s first quarter 2023 results.
First Quarter 2023 Highlights
•Reported net income of $40.4 million for the first quarter of 2023, a decrease of 9.8% compared to the first quarter of 2022. Reported diluted earnings per share of $0.24 for the first quarter of 2023 compared to $0.24 for the first quarter of 2022.
•Reported core funds from operations ("Core FFO") of $85.9 million, or $0.66 per share for the first quarter of 2023, a decrease of 2.9% per share compared to the first quarter of 2022, driven by same store growth and net operating income (“NOI”) contribution from non-same store properties, which was more than offset by elevated interest expense due primarily to higher interest rates.
•Reported an increase in same store NOI of 4.8% for the first quarter of 2023 compared to the same period in 2022, driven by a 5.7% increase in same store total revenues partially offset by an increase of 8.3% in same store property operating expenses.
•Reported same store period-end occupancy of 89.8% as of March 31, 2023, a decrease of 380 basis points compared to March 31, 2022.
•Acquired 16 wholly-owned self storage properties for approximately $160.5 million during the first quarter of 2023. 15 of the properties were acquired in a portfolio from affiliates of Personal Mini, one of the Company's PROs, for approximately $144.8 million. Consideration for these acquisitions included the issuance of $150.5 million of equity, with a new class of preferred shares representing the majority of equity issued.
•Repurchased 1,622,874 of the Company's common shares for approximately $69.3 million under the previously announced share repurchase program.
•As previously announced, one of the Company's participating regional operators ("PROs"), Move It Self Storage and its controlled affiliates ("Move It"), retired effective January 1, 2023. As a result of the retirement, on January 1, 2023, management of the Company's 72 properties in the Move It managed portfolio was transferred to NSA and the Move It brand name and related intellectual property were internalized by the Company. In addition, NSA no longer pays supervisory and administrative fees or reimbursements to Move It and all subordinated performance units related to Move It's managed portfolio converted into OP units.
•As previously announced, the Company increased the total borrowing capacity under the Company's credit facility by $405.0 million to $1.955 billion, and used incremental borrowings under the credit facility to retire $300.0 million of its $375.0 million of debt maturing in 2023.
Highlights Subsequent to Quarter-End
•Kroll Bond Rating Agency affirmed the issuer credit rating of NSA's operating partnership as BBB+ with a Stable Outlook.
•On April 27, 2023, the operating partnership as issuer, and the Company entered into a note purchase agreement which provides for the private placement of $120.0 million of senior unsecured notes due July 5, 2028, with an effective interest rate of 5.75%, after taking into account the effect of interest rate swaps. The private placement closed on the same day.

David Cramer, President and Chief Executive Officer, commented, “We began the year with a solid quarter of operating results. We continue to moderate from the record setting levels of 2022, delivering same store revenue growth of 5.7% which is still above the long-term historical sector average. The slowing economy and a muted housing market will continue to apply pressure to demand levels. Our teams did a good job navigating the changing economic environment and remain focused on executing strategies to capture new customers as we progress through the spring leasing season. Operating trends over the next couple months will be key to performance for the full year.”
Financial Results

($ in thousands, except per share and unit data)	Three Months Ended March 31,
	2023	2022	Growth
Net income	$40,392	$44,786	(9.8)%

Funds From Operations ("FFO")(1)	$84,266	$86,856	(3.0)%
Add back acquisition costs	844	553	52.6%
Add loss on early extinguishment of debt	758	—	—%
Core FFO(1)	$85,868	$87,409	(1.8)%

Earnings (loss) per share - basic	$0.28	$0.24	16.7%
Earnings (loss) per share - diluted	$0.24	$0.24	—%

FFO per share and unit(1)	$0.64	$0.67	(4.5)%
Core FFO per share and unit(1)	$0.66	$0.68	(2.9)%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income decreased $4.4 million for the first quarter of 2023 as compared to the same period in 2022. Total revenue and NOI increased by $20.8 million and $13.2 million, respectively, resulting primarily from additional NOI generated from the 33 wholly-owned self storage properties acquired between April 1, 2022 and December 31, 2022, and 16 wholly-owned self storage properties acquired during the three months ended March 31, 2023, and same store NOI growth. These increases in total revenue and NOI were offset by an increase in interest expense of $15.3 million for the first quarter of 2023 as compared to the same period in 2022.
The decrease in FFO and Core FFO for the first quarter of 2023 was primarily the result of a decrease in net income of 9.8%, partially offset by a decrease in distributions on subordinated performance units, as compared to the same period in 2022.
Same Store Operating Results (834 Stores)

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2023	2022	Growth
Total revenues	$183,915	$173,933	5.7%
Property operating expenses	50,420	46,547	8.3%
Net Operating Income (NOI)	$133,495	$127,386	4.8%
NOI Margin	72.6%	73.2%	(0.6)%

Average Occupancy	89.7%	93.5%	(3.8)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.13	$13.74	10.1%

Year-over-year same store total revenues increased 5.7% for the first quarter of 2023 as compared to the same period in 2022. The increase was driven primarily by a 10.1% increase in average annualized rental revenue per occupied square foot, partially offset by a 3.8% decrease in average occupancy. Markets which generated above portfolio average same store total revenue growth for the first quarter of 2023 include: Riverside, McAllen and Oklahoma City. Markets which generated below portfolio average same store total revenue growth for the first quarter of 2023 include: Las Vegas, Phoenix and Colorado Springs.
Year-over-year same store property operating expenses increased 8.3% for the first quarter of 2023. The increase primarily resulted from increases in property tax expense, utilities, and marketing expense. The increase in property tax was partially the result of a favorable property tax adjustment in the first quarter of 2022.
Investment Activity
During the first quarter, NSA invested $160.5 million in the acquisition of 16 self storage properties sourced from our captive pipeline, consisting of approximately 960,000 rentable square feet configured in approximately 7,900 storage units. Total consideration for these acquisitions included approximately $9.9 million of net cash, $113.3 million of 6.000% Series B Cumulative Redeemable Preferred Shares ("Series B Preferred Shares"), and $37.2 million of subordinated performance units.
Balance Sheet
During the first quarter, NSA repurchased 1,622,874 of the Company's common shares for approximately $69.3 million under the previously announced share repurchase program. Under the program, the Company has remaining capacity of approximately $241.0 million out of a total of $400.0 million authorized.
Common Share Dividends
On February 22, 2023, NSA's Board of Trustees declared a quarterly cash dividend of $0.55 per common share, representing a 10.0% increase from the first quarter 2022. The first quarter 2023 dividend was paid on March 30, 2023 to shareholders of record as of March 15, 2023.

2023 Guidance
NSA reaffirms its previously provided guidance estimates and related assumptions for the year ended December 31, 2023:

	Current Ranges for Full Year 2023		Actual Results for Full Year 2022
	Low	High
Core FFO per share(1)	$2.78	$2.86	$2.81

Same store operations(2)
Total revenue growth	3.75%	5.25%	12.1%
Property operating expenses growth	4.50%	6.00%	4.8%
NOI growth	3.00%	5.50%	14.9%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$53.0	$55.0	$53.1
Equity-based compensation, in millions	$6.5	$7.0	$6.3

Management fees and other revenue, in millions	$28.0	$30.0	$27.6
Core FFO from unconsolidated real estate ventures, in millions	$25.0	$26.5	$24.8

Subordinated performance unit distributions, in millions	$51.0	$53.0	$58.8

Acquisitions of self storage properties, in millions	$200.0	$400.0	$569.2

	Current Ranges for Full Year 2023
	Low	High
Earnings (loss) per share - diluted	$1.25	$1.31
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.07	0.02
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.83	1.91
FFO attributable to subordinated unitholders	(0.38)	(0.41)
Add loss on early extinguishment of debt	—	0.01
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02
Core FFO per share and unit	$2.78	$2.86

(1) The table above provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit.
(2) 2023 guidance reflects NSA's 2023 same store pool comprising 834 stores. 2022 actual results reflect NSA's 2022 same store pool comprising 628 stores.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on May 1, 2023.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Tuesday, May 2, 2023 to discuss its first quarter 2023 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Tuesday, May 2, 2023, 1:00 pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in Nareit's REITweek 2023 Conference on June 6 - 8, 2023 in New York, New York.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of March 31, 2023, the Company held ownership interests in and operated 1,117 self storage properties located in 42 states and Puerto Rico with approximately 72.8 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; and the Company's guidance estimates for the year ended December 31, 2023. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
REVENUE
Rental revenue	$194,129	$174,469
Other property-related revenue	6,807	6,166
Management fees and other revenue	7,057	6,549
Total revenue	207,993	187,184
OPERATING EXPENSES
Property operating expenses	56,483	49,358
General and administrative expenses	14,821	13,966
Depreciation and amortization	55,458	58,072
Other	1,173	470
Total operating expenses	127,935	121,866
OTHER (EXPENSE) INCOME
Interest expense	(37,948)	(22,647)
Loss on early extinguishment of debt	(758)	—
Equity in earnings of unconsolidated real estate ventures	1,678	1,494
Acquisition costs	(844)	(553)
Non-operating expense	(598)	(112)
Gain on sale of self storage properties	—	2,134
Other expense, net	(38,470)	(19,684)
Income before income taxes	41,588	45,634
Income tax expense	(1,196)	(848)
Net income	40,392	44,786
Net income attributable to noncontrolling interests	(11,433)	(19,558)
Net income attributable to National Storage Affiliates Trust	28,959	25,228
Distributions to preferred shareholders	(3,962)	(3,279)
Net income attributable to common shareholders	$24,997	$21,949

Earnings per share - basic	$0.28	$0.24
Earnings per share - diluted	$0.24	$0.24

Weighted average shares outstanding - basic	89,499	91,323
Weighted average shares outstanding - diluted	148,622	91,323

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Real estate
Self storage properties	$6,556,603	$6,391,572
Less accumulated depreciation	(824,647)	(772,661)
Self storage properties, net	5,731,956	5,618,911
Cash and cash equivalents	44,330	35,312
Restricted cash	7,506	6,887
Debt issuance costs, net	10,247	1,393
Investment in unconsolidated real estate ventures	223,139	227,441
Other assets, net	144,666	156,228
Operating lease right-of-use assets	23,581	23,835
Total assets	$6,185,425	$6,070,007
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,643,585	$3,551,179
Accounts payable and accrued liabilities	78,603	80,377
Interest rate swap liabilities	7,983	483
Operating lease liabilities	25,528	25,741
Deferred revenue	24,652	23,213
Total liabilities	3,780,351	3,680,993
Equity
Series A Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 9,017,588 and 9,017,588 issued and outstanding at March 31, 2023 and December 31, 2022, respectively, at liquidation preference	225,439	225,439
Series B Preferred shares of beneficial interest, par value $0.01 per share. 7,000,000 authorized, 5,668,128 issued and outstanding at March 31, 2023	115,212	—
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 88,296,142 and 89,842,145 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	883	898
Additional paid-in capital	1,689,136	1,777,984
Distributions in excess of earnings	(420,408)	(396,650)
Accumulated other comprehensive income	25,153	40,530
Total shareholders' equity	1,635,415	1,648,201
Noncontrolling interests	769,659	740,813
Total equity	2,405,074	2,389,014
Total liabilities and equity	$6,185,425	$6,070,007

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended March 31,
	2023	2022
Net income	$40,392	$44,786
Add (subtract):
Real estate depreciation and amortization	55,152	57,759
Company's share of unconsolidated real estate venture real estate depreciation and amortization	4,471	3,846
Gain on sale of self storage properties	—	(2,134)
Distributions to preferred shareholders and unitholders	(3,962)	(3,552)
FFO attributable to subordinated performance unitholders(1)	(11,787)	(13,849)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	84,266	86,856
Add:
Acquisition costs	844	553
Loss on early extinguishment of debt	758	—
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$85,868	$87,409

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	89,499	91,323
Weighted average restricted common shares outstanding	25	28
Weighted average OP units outstanding	38,736	35,351
Weighted average DownREIT OP unit equivalents outstanding	2,120	1,925
Weighted average LTIP units outstanding	551	603
Total weighted average shares and units outstanding - FFO and Core FFO	130,931	129,230

FFO per share and unit	$0.64	$0.67
Core FFO per share and unit	$0.66	$0.68

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended March 31,
	2023	2022
Earnings per share - diluted	$0.24	$0.24
Impact of the difference in weighted average number of shares(3)	0.04	(0.07)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	—	0.15
Add real estate depreciation and amortization	0.42	0.45
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	0.03
Subtract gain on sale of self storage properties	—	(0.02)
FFO attributable to subordinated performance unitholders	(0.09)	(0.11)
FFO per share and unit	0.64	0.67
Add acquisition costs	0.01	0.01
Add loss on early extinguishment of debt	0.01	—
Core FFO per share and unit	$0.66	$0.68

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended March 31,
	2023	2022
Net income	$40,392	$44,786
(Subtract) add:
Management fees and other revenue	(7,057)	(6,549)
General and administrative expenses	14,821	13,966
Other	1,173	470
Depreciation and amortization	55,458	58,072
Interest expense	37,948	22,647
Equity in earnings of unconsolidated real estate ventures	(1,678)	(1,494)
Loss on early extinguishment of debt	758	—
Acquisition costs	844	553
Income tax expense	1,196	848
Gain on sale of self storage properties	—	(2,134)
Non-operating expense	598	112
Net Operating Income	$144,453	$131,277

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
Net income	$40,392	$44,786
Add:
Depreciation and amortization	55,458	58,072
Company's share of unconsolidated real estate venture depreciation and amortization	4,471	3,846
Interest expense	37,948	22,647
Income tax expense	1,196	848
Loss on early extinguishment of debt	758	—
EBITDA	140,223	130,199
Add (subtract):
Acquisition costs	844	553
Gain on sale of self storage properties	—	(2,134)
Equity-based compensation expense	1,649	1,544
Adjusted EBITDA	$142,716	$130,162

Supplemental Schedule 3

Portfolio Summary
As of March 31, 2023
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	196	90,250	12,609,023	89.7%	Texas	207	99,409	13,607,068	89.9%
California	86	51,355	6,488,197	90.1%	Florida	106	60,782	6,880,657	88.9%
Florida	79	45,760	5,170,055	88.8%	California	98	57,999	7,267,527	90.3%
Georgia	71	32,807	4,464,686	87.4%	Georgia	82	38,939	5,336,794	87.7%
Oregon	70	29,229	3,658,136	88.7%	Oregon	70	29,229	3,658,136	88.7%
North Carolina	41	19,881	2,489,987	91.4%	North Carolina	41	19,881	2,489,987	91.4%
Arizona	34	18,824	2,170,593	85.7%	Oklahoma	39	17,618	2,449,772	92.6%
Oklahoma	33	15,298	2,143,157	92.5%	Arizona	36	19,828	2,280,698	85.7%
Louisiana	31	13,848	1,719,027	87.2%	Louisiana	31	13,848	1,719,027	87.2%
Kansas	23	8,568	1,187,878	92.4%	Alabama	29	13,363	1,959,871	83.2%
Pennsylvania	22	10,437	1,297,100	82.2%	Ohio	27	14,879	1,853,284	88.5%
Colorado	22	9,492	1,198,080	90.0%	Michigan	25	15,951	2,022,448	89.6%
Indiana	21	10,992	1,441,065	88.0%	Pennsylvania	25	12,071	1,457,870	83.0%
Washington	19	6,636	871,435	90.3%	Kansas	23	8,568	1,187,878	92.4%
Alabama	15	7,845	1,134,489	78.6%	Tennessee	22	11,555	1,484,243	91.1%
New Hampshire	15	7,120	889,061	90.6%	Colorado	22	9,492	1,198,080	90.0%
Puerto Rico	14	12,406	1,341,583	93.4%	Indiana	21	10,992	1,441,065	88.0%
Nevada	14	7,094	899,748	87.3%	New Jersey	20	13,271	1,578,735	85.6%
Tennessee	13	6,004	777,570	90.2%	Washington	19	6,636	871,435	90.3%
Ohio	13	5,502	729,012	88.4%	Nevada	18	8,712	1,152,261	87.9%
Missouri	12	5,208	676,394	88.8%	Massachusetts	15	10,885	1,194,938	86.7%
Illinois	10	6,384	718,302	88.5%	New Hampshire	15	7,120	889,061	90.6%
New Mexico	10	5,504	716,662	89.8%	Puerto Rico	14	12,406	1,341,583	93.4%
Other(1)	68	34,863	4,510,739	84.4%	Illinois	14	8,930	1,022,954	87.8%
Total	932	461,307	59,301,979	88.7%	Minnesota	12	5,734	734,295	86.7%
					Missouri	12	5,208	676,394	88.8%
					New Mexico	10	5,504	716,662	89.8%
					Other(2)	64	33,437	4,297,517	84.8%
					Total	1,117	572,247	72,770,240	88.8%

(1) Other states in NSA's owned portfolio as of March 31, 2023 include Arkansas, Connecticut, Idaho, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Montana, New Jersey, New York, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

(2) Other states in NSA's operated portfolio as of March 31, 2023 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2023 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other Liabilities	Total

March 31, 2023(3)	16	7,877	960,042	$9,920	$150,531	$85	$160,536

(3) NSA acquired self storage properties located in Arizona (1) and Florida (15).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of March 31, 2023									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2023	2024	2025	2026	2027	2028	2029	Thereafter	Total
Credit Facility:
Revolving line of credit	6.20%	Variable(2)	January 2027	$—	$—	$—	$—	$660,500	$—	$—	$—	$660,500
Term loan - Tranche B	3.23%	Swapped To Fixed(3)	July 2024	—	275,000	—	—	—	—	—	—	275,000
Term loan - Tranche C	3.19%	Swapped To Fixed(3)	January 2025	—	—	325,000	—	—	—	—	—	325,000
Term loan - Tranche D	2.92%	Swapped To Fixed(3)	July 2026	—	—	—	275,000	—	—	—	—	275,000
Term loan - Tranche E	4.91%	Swapped To Fixed(3)	March 2027	—	—	—	—	130,000	—	—	—	130,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	75,000	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	100,000	—	100,000
Term loan facility - June 2029	5.37%	Swapped To Fixed	June 2029	—	—	—	—	—	—	285,000	—	285,000
2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	35,000	—	—	—	—	35,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	100,000	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	—	75,000	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.85%	Fixed	April 2023 - October 2031	74,132	19,985	—	—	84,900	88,000	—	31,411	298,428
Total Principal/Weighted Average	4.13%		5.4 years	$74,132	$294,985	$325,000	$310,000	$875,400	$163,000	$485,000	$1,126,411	$3,653,928
Weighted average effective interest rate of maturing debt				4.59%	3.30%	3.19%	2.84%	5.81%	3.62%	4.86%	3.41%
Unamortized debt issuance costs and debt premium, net												(10,343)
Total Debt												$3,643,585
(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $950 million revolving line of credit, the effective interest rate is calculated based on one month SOFR plus an applicable margin of 1.30% and a SOFR Index Adjustment of .10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings.

(3) $25.0 million of Tranche B, $25.0 million of Tranche C, and $5.0 million of Tranche E are subject to variable interest rates, which is reflected in the effective interest rate. Additionally, $75.0 million of Tranche C and $100.0 million of Tranche D is swapped to fixed using derivative instruments that expire in July 2023, after which those portions of the balances will be subject to variable rate interest rates.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of March 31, 2023
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.3x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.7x
Total Leverage Ratio	< 60.0%	40.9%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,017,588
6.000% Series B cumulative redeemable preferred shares of beneficial interest(6)	4,608,445
6.000% Series A-1 cumulative redeemable preferred units	745,649

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	88,266,147	88,266,147
Restricted common shares	29,995	29,995
Total shares outstanding	88,296,142	88,296,142
Operating partnership units	38,782,420	38,782,420
DownREIT operating partnership unit equivalents	2,120,491	2,120,491
Total operating partnership units	40,902,911	40,902,911
Long-term incentive plan units(4)	504,004	504,004
Total shares and Class A equivalents outstanding	129,703,057	129,703,057
Subordinated performance units(5)	7,532,547	12,278,052
DownREIT subordinated performance unit equivalents(5)	4,133,474	6,737,563
Total subordinated partnership units	11,666,021	19,015,615
Total common shares and units outstanding	141,369,078	148,718,672

(4) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(5) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.63 OP units based on historical financial information for the trailing twelve months ended March 31, 2023. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

(6) We have reflected 4,608,445 Series B Preferred Shares herein, which corresponds to the $115.2 million liquidation preference reflected on the balance sheet at March 31, 2023, although the Company’s balance sheet describes 5,668,128 Series B Preferred Shares issued and outstanding at March 31, 2023. As part of a March 16, 2023 property acquisition of 15 properties from an affiliate of Personal Mini, the Company recorded a $26.1 million promissory note receivable from the Personal Mini affiliate, and the affiliate of Personal Mini used the loan proceeds to acquire $26.1 million of subordinated performance units. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	March 31, 2023	December 31, 2022
ASSETS
Self storage properties, net	$1,875,028	$1,891,203
Other assets	34,630	36,873
Total assets	$1,909,658	$1,928,076
LIABILITIES AND EQUITY
Debt financing	$1,002,531	$1,002,301
Other liabilities	22,436	23,808
Equity	884,691	901,967
Total liabilities and equity	$1,909,658	$1,928,076

Combined Operating Information

	Three Months Ended March 31, 2023
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$53,752	$13,438
Property operating expenses	15,049	3,762
Net operating income	38,703	9,676
Supervisory, administrative and other expenses	(3,529)	(882)
Depreciation and amortization	(17,883)	(4,471)
Interest expense	(10,411)	(2,603)
Acquisition and other expenses	(232)	(58)
Net income	$6,648	$1,662
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		16
Company's share of unconsolidated real estate venture real estate depreciation and amortization		4,471
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$6,149

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2023 compared to Three Months Ended March 31, 2022

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	1Q 2023	1Q 2022	Growth	1Q 2023	1Q 2022	Growth	1Q 2023	1Q 2022	Growth	1Q 2023	1Q 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	50	$10,368	$10,104	2.6%	$2,577	$2,405	7.2%	$7,791	$7,699	1.2%	75.1%	76.2%	(1.1)%
Riverside-San Bernardino-Ontario, CA	48	13,760	12,947	6.3%	2,930	2,742	6.9%	10,830	10,205	6.1%	78.7%	78.8%	(0.1)%
Houston-The Woodlands-Sugar Land, TX	40	8,822	8,313	6.1%	3,092	2,638	17.2%	5,730	5,675	1.0%	65.0%	68.3%	(3.3)%
Atlanta-Sandy Springs-Roswell, GA	34	6,864	6,477	6.0%	1,783	1,606	11.0%	5,081	4,871	4.3%	74.0%	75.2%	(1.2)%
Dallas-Fort Worth-Arlington, TX	24	4,446	4,225	5.2%	1,564	1,459	7.2%	2,882	2,766	4.2%	64.8%	65.5%	(0.7)%
Phoenix-Mesa-Scottsdale, AZ	24	6,057	5,948	1.8%	1,387	1,406	(1.4)%	4,670	4,542	2.8%	77.1%	76.4%	0.7%
McAllen-Edinburg-Mission, TX	21	4,846	4,297	12.8%	1,217	1,053	15.6%	3,629	3,244	11.9%	74.9%	75.5%	(0.6)%
Oklahoma City, OK	20	3,222	2,927	10.1%	898	837	7.3%	2,324	2,090	11.2%	72.1%	71.4%	0.7%
Indianapolis-Carmel-Anderson, IN	17	3,347	3,251	3.0%	1,132	1,000	13.2%	2,215	2,251	(1.6)%	66.2%	69.2%	(3.0)%
Brownsville-Harlingen, TX	16	2,935	2,585	13.5%	724	647	11.9%	2,211	1,938	14.1%	75.3%	75.0%	0.3%
San Juan-Carolina-Caguas, PR	14	8,665	7,895	9.8%	1,566	1,599	(2.1)%	7,099	6,296	12.8%	81.9%	79.7%	2.2%
Los Angeles-Long Beach-Anaheim, CA	14	6,268	5,868	6.8%	1,419	1,322	7.3%	4,849	4,546	6.7%	77.4%	77.5%	(0.1)%
San Antonio-New Braunfels, TX	14	2,831	2,685	5.4%	1,021	997	2.4%	1,810	1,688	7.2%	63.9%	62.9%	1.0%
North Port-Sarasota-Bradenton, FL	14	4,648	4,300	8.1%	1,180	1,032	14.3%	3,468	3,268	6.1%	74.6%	76.0%	(1.4)%
Colorado Springs, CO	13	2,055	2,018	1.8%	573	347	65.1%	1,482	1,671	(11.3)%	72.1%	82.8%	(10.7)%
Tulsa, OK	13	2,026	1,904	6.4%	532	481	10.6%	1,494	1,423	5.0%	73.7%	74.7%	(1.0)%
New Orleans-Metairie, LA	13	2,505	2,426	3.3%	657	605	8.6%	1,848	1,821	1.5%	73.8%	75.1%	(1.3)%
Augusta-Richmond County, GA-SC	12	2,119	1,992	6.4%	732	554	32.1%	1,387	1,438	(3.5)%	65.5%	72.2%	(6.7)%
Austin-Round Rock, TX	12	3,422	3,154	8.5%	1,055	1,102	(4.3)%	2,367	2,052	15.4%	69.2%	65.1%	4.1%
Las Vegas-Henderson-Paradise, NV	12	2,855	2,837	0.6%	699	639	9.4%	2,156	2,198	(1.9)%	75.5%	77.5%	(2.0)%
Corpus Christi, TX	12	2,320	2,256	2.8%	915	746	22.7%	1,405	1,510	(7.0)%	60.6%	66.9%	(6.3)%
Wichita, KS	12	1,704	1,626	4.8%	539	545	(1.1)%	1,165	1,081	7.8%	68.4%	66.5%	1.9%
Kansas City, MO-KS	12	2,075	1,997	3.9%	741	739	0.3%	1,334	1,258	6.0%	64.3%	63.0%	1.3%
Shreveport-Bossier City, LA	11	1,458	1,390	4.9%	464	423	9.7%	994	967	2.8%	68.2%	69.6%	(1.4)%
Knoxville, TN	10	1,737	1,646	5.5%	537	455	18.0%	1,200	1,191	0.8%	69.1%	72.4%	(3.3)%
Other MSAs	352	72,560	68,865	5.4%	20,486	19,168	6.9%	52,074	49,697	4.8%	71.8%	72.2%	(0.4)%
Total/Weighted Average	834	$183,915	$173,933	5.7%	$50,420	$46,547	8.3%	$133,495	$127,386	4.8%	72.6%	73.2%	(0.6)%

2022 Same Store Pool(2)	627	$138,307	$131,574	5.1%	$36,455	$34,046	7.1%	$101,852	$97,528	4.4%	73.6%	74.1%	(0.5)%

2021 Same Store Pool(3)	551	$121,906	$116,254	4.9%	$31,716	$29,689	6.8%	$90,190	$86,565	4.2%	74.0%	74.5%	(0.5)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2023 compared to Three Months Ended March 31, 2022
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		1Q 2023	1Q 2022	Growth	1Q 2023	1Q 2022	Growth	1Q 2023	1Q 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	19,752	2,400,051	89.6%	90.5%	(0.9)%	88.7%	89.9%	(1.2)%	$19.07	$18.40	3.6%
Riverside-San Bernardino-Ontario, CA	26,104	3,554,675	92.2%	96.1%	(3.9)%	91.8%	96.6%	(4.8)%	16.15	14.42	12.0%
Houston-The Woodlands-Sugar Land, TX	19,105	2,953,124	92.3%	93.1%	(0.8)%	92.2%	92.6%	(0.4)%	12.31	11.49	7.1%
Atlanta-Sandy Springs-Roswell, GA	15,726	2,171,718	88.0%	95.6%	(7.6)%	88.1%	96.3%	(8.2)%	13.94	12.07	15.5%
Dallas-Fort Worth-Arlington, TX	10,827	1,387,040	89.1%	92.9%	(3.8)%	88.9%	93.0%	(4.1)%	13.99	12.75	9.7%
Phoenix-Mesa-Scottsdale, AZ	13,951	1,557,292	88.0%	93.6%	(5.6)%	88.4%	94.1%	(5.7)%	17.05	15.74	8.3%
McAllen-Edinburg-Mission, TX	9,668	1,445,132	92.9%	97.1%	(4.2)%	93.4%	97.0%	(3.6)%	13.84	11.87	16.6%
Oklahoma City, OK	9,187	1,328,352	93.3%	96.7%	(3.4)%	92.6%	96.4%	(3.8)%	10.18	8.93	14.0%
Indianapolis-Carmel-Anderson, IN	8,990	1,169,218	88.0%	96.4%	(8.4)%	88.2%	95.7%	(7.5)%	12.60	11.37	10.8%
Brownsville-Harlingen, TX	6,404	916,671	93.2%	97.4%	(4.2)%	92.5%	97.1%	(4.6)%	13.38	11.33	18.1%
San Juan-Carolina-Caguas, PR	12,406	1,341,583	93.4%	94.6%	(1.2)%	93.9%	95.1%	(1.2)%	26.66	24.04	10.9%
Los Angeles-Long Beach-Anaheim, CA	9,752	1,063,449	91.8%	94.9%	(3.1)%	92.0%	95.3%	(3.3)%	24.66	22.16	11.3%
San Antonio-New Braunfels, TX	5,798	771,950	88.8%	92.0%	(3.2)%	89.2%	92.8%	(3.6)%	15.82	14.30	10.6%
North Port-Sarasota-Bradenton, FL	8,901	889,547	87.7%	93.9%	(6.2)%	89.1%	94.8%	(5.7)%	22.77	19.83	14.8%
Colorado Springs, CO	5,435	675,362	89.4%	92.6%	(3.2)%	88.1%	91.6%	(3.5)%	13.47	12.75	5.6%
Tulsa, OK	6,111	814,805	91.3%	94.2%	(2.9)%	91.1%	92.8%	(1.7)%	10.54	9.78	7.8%
New Orleans-Metairie, LA	6,558	758,608	85.7%	94.1%	(8.4)%	87.3%	93.3%	(6.0)%	14.69	13.37	9.9%
Augusta-Richmond County, GA-SC	6,268	838,627	89.0%	92.2%	(3.2)%	88.8%	92.7%	(3.9)%	10.93	9.88	10.6%
Austin-Round Rock, TX	6,640	901,314	87.6%	92.4%	(4.8)%	88.3%	91.7%	(3.4)%	16.83	15.07	11.7%
Las Vegas-Henderson-Paradise, NV	6,610	817,416	86.8%	95.5%	(8.7)%	86.9%	94.8%	(7.9)%	15.43	14.22	8.5%
Corpus Christi, TX	5,469	709,165	88.3%	84.9%	3.4%	87.7%	87.1%	0.6%	14.41	14.41	—%
Wichita, KS	4,200	587,155	92.9%	92.8%	0.1%	92.0%	92.6%	(0.6)%	11.98	11.31	5.9%
Kansas City, MO-KS	4,490	589,474	92.7%	94.5%	(1.8)%	91.6%	93.1%	(1.5)%	14.62	13.75	6.3%
Shreveport-Bossier City, LA	4,565	606,361	92.9%	95.5%	(2.6)%	92.2%	95.0%	(2.8)%	10.11	9.39	7.7%
Knoxville, TN	4,350	531,096	92.0%	91.9%	0.1%	89.1%	92.1%	(3.0)%	13.88	12.20	13.8%
Other MSAs	168,265	21,587,693	88.9%	92.9%	(4.0)%	88.9%	92.8%	(3.9)%	14.63	13.32	9.8%
Total/Weighted Average	405,532	52,366,878	89.8%	93.6%	(3.8)%	89.7%	93.5%	(3.8)%	$15.13	$13.74	10.1%

2022 Same Store Pool(2)	299,797	38,295,510	90.3%	94.9%	(4.6)%	90.2%	94.8%	(4.5)%	$15.49	$14.06	10.1%

2021 Same Store Pool(3)	264,710	33,478,780	90.3%	94.9%	(4.7)%	90.2%	94.8%	(4.6)%	$15.62	$14.21	10.0%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 7

Same Store Operating Data (834 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	1Q 2023	4Q 2022	3Q 2022	2Q 2022	1Q 2022
Revenue
Rental revenue	$177,667	$179,386	$180,751	$175,567	$168,047
Other property-related revenue	6,248	5,732	5,967	5,982	5,886
Total revenue	183,915	185,118	186,718	181,549	173,933
Property operating expenses
Store payroll and related costs	13,454	13,405	13,607	13,289	13,283
Property tax expense	14,846	13,432	14,449	15,237	13,397
Utilities expense	5,257	4,848	5,686	4,680	4,737
Repairs & maintenance expense	3,941	3,732	4,073	4,079	3,803
Marketing expense	3,572	3,242	3,609	3,172	2,777
Insurance expense	1,680	1,721	1,680	1,763	1,675
Other property operating expenses	7,670	7,478	7,181	7,256	6,875
Total property operating expenses	50,420	47,858	50,285	49,476	46,547
Net operating income	$133,495	$137,260	$136,433	$132,073	$127,386

Net operating income margin	72.6%	74.1%	73.1%	72.7%	73.2%

Occupancy at period end	89.8%	89.9%	92.1%	94.5%	93.6%

Average occupancy	89.7%	90.9%	93.5%	94.1%	93.5%

Average annualized rental revenue per occupied square foot	$15.13	$15.09	$14.77	$14.26	$13.74

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	1Q 2023	4Q 2022	3Q 2022	2Q 2022	1Q 2022
Rental revenue
Same store portfolio	$177,667	$179,386	$180,751	$175,567	$168,047
Non-same store portfolio	16,462	16,599	12,973	9,069	6,422
Total rental revenue	194,129	195,985	193,724	184,636	174,469
Other property-related revenue
Same store portfolio	6,248	5,732	5,967	5,982	5,886
Non-same store portfolio	559	492	433	359	280
Total other property-related revenue	6,807	6,224	6,400	6,341	6,166
Property operating expenses
Same store portfolio	50,420	47,858	50,285	49,476	46,547
Non-same store portfolio	6,063	5,564	4,922	3,787	2,886
Prior period comparability adjustment(1)	—	(75)	(75)	(75)	(75)
Total property operating expenses	56,483	53,347	55,132	53,188	49,358

Net operating income	144,453	148,862	144,992	137,789	131,277
Management fees and other revenue	7,057	6,513	6,649	7,913	6,549
General and administrative expenses	(14,821)	(15,345)	(15,298)	(14,702)	(13,966)
Depreciation and amortization	(55,458)	(57,564)	(59,631)	(57,891)	(58,072)
Other	(1,173)	(1,186)	(6,356)	(525)	(470)
Interest expense	(37,948)	(34,633)	(28,871)	(24,448)	(22,647)
Loss on early extinguishment of debt	(758)	—	—	—	—
Equity in earnings of unconsolidated real estate ventures	1,678	2,155	2,134	1,962	1,494
Acquisition costs	(844)	(368)	(1,142)	(682)	(553)
Non-operating expense	(598)	(352)	(226)	(261)	(112)
Gain on sale of self storage properties	—	3,332	—	—	2,134
Income tax expense	(1,196)	(1,037)	(2,074)	(730)	(848)
Net Income	$40,392	$50,377	$40,177	$48,425	$44,786

(1) Certain payroll and related costs associated with the Move It portfolio were not reflected as property-level expenses in 2022 under the management of the Move It PRO. Such costs are reflected in property operating expenses in 2023 under NSA's management. For purposes of comparable same store reporting, NSA has included the specific 2022 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended March 31,
	2023	2022

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.13	$13.74
Total consolidated portfolio	14.97	13.65

Average Occupancy

Same store	89.7%	93.5%
Total consolidated portfolio	88.6%	92.5%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$3,017	$2,239
Value enhancing capital expenditures	1,293	2,241
Acquisitions capital expenditures	3,677	3,451
Total consolidated portfolio capital expenditures	$7,987	$7,931

Property Operating Expenses Detail

Store payroll and related costs	$14,851	$13,845
Property tax expense	17,067	14,422
Utilities expense	5,862	5,056
Repairs & maintenance expense	4,484	4,110
Marketing expense	3,960	2,938
Insurance expense	1,867	1,756
Other property operating expenses	8,392	7,231
Property operating expenses on the Company's statements of operations	$56,483	$49,358

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,201	$5,316
Equity-based compensation expense	1,649	1,544
Other general and administrative expenses	7,971	7,106
General and administrative expenses on the Company's statements of operations	$14,821	$13,966

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses or losses, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $4.0 million of fair value of debt adjustments and $14.3 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of March 31, 2023, the Company had eight PROs: Optivest Properties, Guardian Storage Centers, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. Effective January 1, 2023, following the voluntary retirement of Move It Self Storage as a PRO, the management of Move It's branded properties was transferred to NSA.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird	BMO Capital Markets	BofA Securities
Wes Golladay	Juan Sanabria	Jeff Spector
216.737.7510	312.845.4704	646.855.1363

Citi Investment Research	Evercore ISI	Green Street
Smedes Rose	Samir Khanal / Steve Sakwa	Spenser Allaway
212.816.6243	212.888.3796 / 212.446.9462	949.640.8780

Jefferies LLC	KeyBanc Capital Markets	Morgan Stanley
Jonathan Petersen	Todd Thomas	Ronald Kamdem
212.284.1705	917.368.2286 / 917.368.2280	212.296.8319

Stifel	Truist Securities	UBS
Stephen Manaker / Kevin Stein	Ki Bin Kim	Michael Goldsmith
212.271.3716 / 212.271.3718	212.303.4124	212.713.2951

Wolfe Research
Keegan Carl
212.713.2951